Exhibit 99.1

eHealth, Inc. Announces First Quarter 2010 Results

First Quarter 2010 Overview

•	Revenue of $36.0 million, up 13% over the first quarter of 2009

•	Operating income of $5.9 million, up 6% over the first quarter of 2009

•	Submitted applications for IFP products declined 4% over the first quarter of 2009

•	GAAP operating margins of 16% and non-GAAP operating margins of 21% for the first quarter of 2010

•	GAAP net income of $3.2 million, or $0.13 per diluted share, and non-GAAP net income of $4.4 million, or $0.18 per diluted share, for the first quarter of 2010

•	Cash flow from operations of $3.1 million, down 34% from the first quarter of 2009

MOUNTAIN VIEW, Calif.—May 3, 2010—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the first quarter ended March 31, 2010.

Gary Lauer, chief executive officer of eHealth stated, “The first quarter was a challenging yet strong financial quarter for eHealth. While our applications growth declined on an annual basis, we continued to grow our business organically and produced sound financial results. We also just completed a very important acquisition of PlanPrescriber, Inc., a profitable, fast growing technology-centric company. This acquisition is strategic and expected to be financially accretive to our core business.”

First Quarter Results

Revenue—Revenue totaled $36.0 million for the first quarter of 2010, a 13% increase compared to revenue of $31.9 million for the first quarter of 2009.

Submitted Applications—Submitted applications for individual and family products decreased 4% in the first quarter of 2010 to 135,600 applications, compared to 141,200 applications in the first quarter of 2009.

Membership—Estimated membership at March 31, 2010 totaled 755,200 members, a 11% increase over estimated membership of 680,100 at March 31, 2009.

Operating Income—Operating income increased 6% to $5.9 million for the first quarter of 2010, compared to operating income of $5.6 million for the first quarter of 2009. Operating margins were 16% and 18% in the first quarters of 2010 and 2009, respectively. Non-GAAP operating income increased 16% to $7.6 million for the first quarter of 2010, compared to non-GAAP operating income of $6.5 million for the first quarter of 2009. Non-GAAP operating margins were 21% and 20% in the first quarters of 2010 and 2009, respectively. Non-GAAP operating income and margins in the first quarters of 2010 and 2009 exclude $1.7 million and $0.9 million of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the first quarter of 2010 was $5.9 million, a 1% decrease compared to pre-tax income of $6.0 million for the first quarter of 2009. Pre-tax income was unfavorably impacted in the first quarter of 2010 by a decrease in interest income of $0.4 million compared to the first quarter of 2009.

Net Income—Net income for the first quarter of 2010 was $3.2 million, or $0.13 per diluted share. Net income for the first quarter of 2009 was $3.1 million, or $0.12 per diluted share. Non-GAAP net income for the first quarter of 2010 was $4.4 million, or $0.18 per diluted share, compared to non-GAAP net income for the first quarter of 2009 of $4.0 million, or $0.15 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2010 exclude $1.7 million of stock-based compensation expense, less $0.5 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2009 exclude $0.9 million of stock-based compensation expense, less $0.1 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the first quarter of 2010 was $3.1 million, compared to $4.7 million for the first quarter of 2009, representing a decrease of 34%. During the first quarters of 2010 and 2009, we utilized $2.6 million and $1.2 million, respectively, of previously unrecognized excess tax benefits related to share-based payments to reduce our federal and state income taxes payable. These excess tax benefits are shown in the cash flow statement as an increase in cash flow from financing activities.

Cash, cash equivalents and short-term marketable securities as of March 31, 2010 totaled $158.6 million, compared to $153.5 million as of December 31, 2009.

Acquisition of PlanPrescriber, Inc.

As announced in a separate press release earlier today, eHealth acquired PlanPrescriber, Inc. (formerly Experion Systems, Inc.). In connection with the acquisition, eHealth paid $28.7 million in cash before giving effect to purchase price deductions, including transaction expenses, certain bonus plan payments and other employee-related deductions. PlanPrescriber, Inc. is now a wholly-owned subsidiary of eHealth.

2010 Guidance

Based on its acquisition of PlanPrescriber, Inc., eHealth is updating its total revenue guidance for the full year ending December 31, 2010 based on information currently available:

•	Total revenue is expected to be in the range of $152 million to $157 million, compared to previous guidance of $148 million to $155 million

eHealth is reaffirming its guidance provided on its last earnings call as follows:

•	Stock-based compensation expense is expected to be in the range of $6 million to $7.5 million

•	GAAP income tax rate is expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.55 to $0.65 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Monday, May 3, 2010 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-804-6924 for domestic callers and 857-350-1670 for international callers. The participant passcode is #40206702. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #97247792. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc. PlanPrescriber is a registered trademark of PlanPrescriber, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the accretiveness of the PlanPrescriber acquisition and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2010. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; eHealth’s rate of growth; costs of acquiring new members; changes in the economy; weak economic conditions and legislative reaction to economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates and factors affecting conversion; eHealth’s ability to continue to increase its membership base and retain its members; eHealth’s ability to maintain or expand its relationships with health insurance carriers; negative publicity experienced by eHealth’s carrier partners; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts; system failures, capacity constraints, data loss or online commerce security risks; dependence upon Internet search engines; reliance on marketing partners and factors affecting submitted applications from the marketing partner channel; eHealth’s success in marketing and selling Medicare-related health insurance products; timing of receipt and accuracy of commission reports and related impact on estimating membership; payment practices of health insurance carriers; competition; eHealth’s operations in China and any expansion into foreign countries; success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of future growth; seasonality; impact of future acquisitions; the PlanPrescriber acquisition disrupting current plans and operations; anticipated synergies and opportunities with respect to PlanPrescriber are not realized; difficulty or unanticipated expenses in connection with integrating PlanPrescriber; underperformance by PlanPrescriber; implementation of internal enterprise systems and maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations; compliance with insurance and other laws and regulations; exposure to online commerce security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP net income consists of GAAP net income excluding stock-based compensation expense recorded during the period (less related income tax benefit).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	March 31, 2010
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$131,339	$154,362
Marketable securities	22,184	4,213
Accounts receivable	2,295	2,237
Deferred income taxes	6,009	6,343
Prepaid expenses and other current assets	2,324	2,282

Total current assets	164,151	169,437
Property and equipment, net	3,775	3,719
Deferred income taxes	919	928
Other assets	863	829

Total assets	$169,708	$174,913

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,252	$1,872
Accrued compensation and benefits	5,051	4,026
Accrued marketing expenses	3,879	4,514
Deferred revenue	401	443
Other current liabilities	2,677	2,142

Total current liabilities	15,260	12,997
Other non-current liabilities	2,997	3,092

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	183,747	187,904
Treasury stock shares, at cost	(29,999)	(29,999)
Retained earnings (accumulated deficit)	(2,545)	688
Accumulated other comprehensive income	223	206

Total stockholders’ equity	151,451	158,824

Total liabilities and stockholders’ equity	$169,708	$174,913

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2009	2010
Revenue:
Commission	$28,204	$31,773
Sponsorship, licensing and other	3,713	4,216

Total revenue	31,917	35,989
Operating costs and expenses:
Cost of revenue-sharing	800	978
Marketing and advertising (1)	13,420	14,818
Customer care and enrollment (1)	3,822	3,946
Technology and content (1)	3,585	4,581
General and administrative (1)	4,701	5,767

Total operating costs and expenses	26,328	30,090

Income from operations	5,589	5,899
Interest and other income, net	399	28

Income before income taxes	5,988	5,927
Provision for income taxes	2,845	2,694

Net income	$3,143	$3,233

Net income per share:
Basic	$0.13	$0.14
Diluted	$0.12	$0.13
Weighted-average number of shares used in per share amounts:
Basic	24,892	23,457
Diluted	25,720	24,364

(1) Includes stock-based compensation expense as follows:

Marketing and advertising	$142	$207
Customer care and enrollment	59	93
Technology and content	198	443
General and administrative	542	910

Total	$941	$1,653

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2009	2010
Operating activities
Net income	$3,143	$3,233
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,672	2,407
Depreciation and amortization	547	514
Amortization and accretion on marketable securities, net	169	43
Stock-based compensation expense	941	1,653
Excess tax benefits from stock-based compensation	(1,173)	(2,635)
Deferred rent	(25)	7
Loss on disposal of property and equipment	10	6
Changes in operating assets and liabilities:
Accounts receivable	(1,019)	58
Prepaid expenses and other current assets	(335)	43
Other assets	96	34
Accounts payable	503	(1,379)
Accrued compensation and benefits	(926)	(1,025)
Accrued marketing expenses	796	635
Deferred revenue	90	42
Other current liabilities	233	(543)

Net cash provided by operating activities	4,722	3,093

Investing activities
Purchases of property and equipment	(241)	(464)
Purchase of other assets	(1,280)	—
Purchases of marketable securities	(14,439)	—
Sales of marketable securities	1,006	—
Maturities of marketable securities	13,700	17,900

Net cash provided by (used in) investing activities	(1,254)	17,436

Financing activities
Net proceeds from exercise of common stock options	249	426
Cash used to net share settle equity awards	(103)	(557)
Excess tax benefits from stock-based compensation	1,173	2,635
Repurchase of common stock	(4,593)	—
Principal payments in connection with capital lease	(9)	(10)

Net cash provided by (used in) financing activities	(3,283)	2,494

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase in cash and cash equivalents	185	23,023
Cash and cash equivalents at beginning of period	94,136	131,339

Cash and cash equivalents at end of period	$94,321	$154,362

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
Key Metrics:

Operating cash flows (1)	$4,722,000	$3,093,000

IFP submitted applications (2)	141,200	135,600

IFP approved members (3)	120,900	114,200
Total approved members (4)	157,700	144,400

Total revenue (5)	$31,917,000	$35,989,000
Total revenue per estimated member for the period (6)	$49.24	$48.53

	As of March 31, 2009	As of March 31, 2010
IFP estimated membership (7)	585,100	661,000
Total estimated membership (8)	680,100	755,200

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
Marketing and advertising expenses (9)	$13,420,000	$14,818,000
Marketing and advertising expenses as a percentage of total revenue (10)	42%	41%

Marketing and advertising expenses excluding stock-based compensation (11)	$13,278,000	$14,611,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	42%	41%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	41%	43%
Marketing partners (14)	34%	27%
Online advertising (15)	25%	30%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$62.95	$73.68
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$62.28	$72.66

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership as of March 31, 2009 and 2010 each include an estimated 20,000 members transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of March 31, 2009 and 2010 each include an estimated 20,000 members transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of March 31, 2009 and 2010 each include an estimated 20,000 members transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).
(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,773	88%	$—	$31,773	88%
Sponsorship, licensing and other	4,216	12	—	4,216	12

Total revenue	35,989	100	—	35,989	100
Operating costs and expenses:
Cost of revenue-sharing	978	3	—	978	3
Marketing and advertising (1)	14,818	41	(207)	14,611	41
Customer care and enrollment (1)	3,946	11	(93)	3,853	11
Technology and content (1)	4,581	13	(443)	4,138	11
General and administrative (1)	5,767	16	(910)	4,857	13

Total operating costs and expenses	30,090	84	(1,653)	28,437	79

Income from operations	5,899	16	1,653	7,552	21
Interest and other income, net	28	0	—	28	0

Income before income taxes	5,927	16	1,653	7,580	21
Provision for income taxes (2)	2,694	7	505	3,199	9

Net income (3)	$3,233	9%	$1,148	$4,381	12%

Net income per share: (3)
Basic	$0.14		$0.05	$0.19
Diluted	$0.13		$0.05	$0.18

Weighted-average number of shares used in per share amounts:
Basic	23,457		23,457	23,457
Diluted	24,364		24,364	24,364

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$28,204	88%	$—	$28,204	88%
Sponsorship, licensing and other	3,713	12	—	3,713	12

Total revenue	31,917	100	—	31,917	100
Operating costs and expenses:
Cost of revenue-sharing	800	2	—	800	2
Marketing and advertising (1)	13,420	42	(142)	13,278	42
Customer care and enrollment (1)	3,822	12	(59)	3,763	12
Technology and content (1)	3,585	11	(198)	3,387	11
General and administrative (1)	4,701	15	(542)	4,159	13

Total operating costs and expenses	26,328	82	(941)	25,387	80

Income from operations	5,589	18	941	6,530	20
Interest and other income, net	399	1	—	399	1

Income before income taxes	5,988	19	941	6,929	21
Provision for income taxes (2)	2,845	9	131	2,976	9

Net income (3)	$3,143	10%	$810	$3,953	12%

Net income per share: (3)
Basic	$0.13		$0.03	$0.16
Diluted	$0.12		$0.03	$0.15

Weighted-average number of shares used in per share amounts:
Basic	24,892		24,892	24,892
Diluted	25,720		25,720	25,720

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.